EMPLOYMENT AGREEMENT


      This Employment Agreement ("Agreement") is made and entered into in Santa Ana, California as of July 26, 2004 by and between VitroTech Corporation, a Nevada corporation ("Employer") and ("Employee").

      Now, therefore, in consideration of the foregoing and other consideration actually received, the parties hereto agree as follows:

      1. Employment. Effective as of July 26, 2004, Employer hereby employs Employee and Employee hereby accepts employment with Employer.

      2. Term. Employee's employment is "at will", pursuant to the terms of Paragraph 6 below.

      3. Duties and Responsibilities of Employee. During the term of this Agreement, the Employee's duties and responsibilities for the Employer shall be to meet the obligations listed on EXHIBIT A - DUTIES AND RESPONSIBILITIES OF EMPLOYEE attached hereto.

            A. Employee shall work "full-time" for Employer conducting business on behalf of Employer. Employee shall devote Employee's working time and efforts to Employer's business in a professional and businesslike manner, and shall faithfully and diligently serve Employer's interests.

            B. Employee shall report on a day to day basis to Employer, unless directed otherwise by Employer.

            C. Employer shall have the right to obtain "key man" or other types of insurance for the benefit of Employer or other third party, and Employee agrees to cooperate with Employer in that regard.

            D. In addition to the services described above, the services to be performed by Employee for Employer may be extended or curtailed, from time to time, at the direction of Employer, and Employee shall assume and perform such further reasonable responsibilities and duties as may be assigned to him from time to time by Employer.

      4. Consideration. In consideration for the services provided hereunder, Employee shall receive the compensation provided for below:


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            A.    During  the  term of this  Agreement,  Employer  shall  pay to
Employee Compensation as set forth on EXHIBIT B - COMPENSATION FOR EMPLOYEE. Employer shall pay Monthly Compensation one-half on or about the fifteenth day and one-half on or about the last day of each month ("Payroll Date"), with the first such payment due from the date set forth in the initial paragraph of Page 1 of the Agreement. The initial payment shall be prorated from the date of employment through the next immediately following Payroll Date, if required.

            B. In addition to Monthly Compensation, Employer may elect to provide Employee with Incentive Compensation. The Incentive Compensation may include a yearly bonus and/or a stock purchase plan, or such other type(s) of incentive compensation determined by Employer. The Incentive Compensation currently available is set forth on EXHIBIT B - COMPENSATION FOR EMPLOYEE.

            C. Employer shall pay or reimburse Employee for all of Employee's out of pocket expenses reasonably incurred in performing the services provided for under this Agreement, including, but not limited to, overnight delivery charges, secretarial services, long distance telephone and facsimile charges, and travel expenses (including airfare, hotels, out of town car rental expenses and meals) all in accordance with Employer's expense reimbursement policy. Employer may provide Employee with a credit card to facilitate the payment of such expenses. Any expenses not covered by the credit card, if one is provided, shall be reimbursed by Employer to Employee on or about the fifteenth day and or the last day of the month following the receipt of an approved expense report, together with bills and evidence of payment by Employee.

            D. During the term of this Agreement, Employer shall either cause Employee and Employee's spouse to be included in any group medical plan obtained by Employer or shall reimburse Employee for the cost of Employee and Employees spouse's own medical insurance, effective as of the date of this Agreement. If Employee declines coverage, Employer has no obligation to pay Employee any amount as additional compensation.

            E. Employee shall be included in any other group employee benefit plan maintained by Employer that is set forth in the Employer's Employee Handbook ("Handbook") for which the class of employees including Employee are covered, subject to any eligibility requirements set forth in the Handbook.

            F. Employee shall be entitled to reasonable periods of paid vacation, personal and sick leave during the Term in accordance with Employer's policies as set forth in the Handbook regarding vacation or sick leave or other paid time off (PTO) days, which eligibility is based on duration of employment with Employer. Modification of this paragraph, if any, will be included on EXHIBIT B - COMPENSATION FOR EMPLOYEE.


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      5.    Severance.

            A.    In the event this Agreement is terminated by Employer pursuant to Paragraph 6.C. or 6.D. or by Employee pursuant to Paragraph 6.B. at any time during the term of this Agreement, then as Employer's sole obligation to compensate Employee for such termination without cause, Employer shall pay to Employee three (3) month's salary (as described in paragraph 4.A above), due and payable in three (3) equal monthly installments from the first day of the month following such termination, plus any Incentive Compensation then owed to Employee. All other compensation and benefits shall cease as of such termination. EMPLOYEE SHALL NOT BE ELIGIBLE TO RECEIVE SEVERANCE PAYMENTS UNTIL EMPLOYEE HAS SUCCESSFULLY COMPLETED THE FIRST SIX (6) MONTHS OF EMPLOYMENT WITH THE COMPANY.

            B. Employer shall have no obligation to pay Employee any severance or any Incentive Compensation for the year in which this Agreement is terminated if this Agreement is terminated by Employer pursuant to Paragraph 6.A. or Employee pursuant to Paragraph 6.D.

EMPLOYEE ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF THE TERMINATION OF THIS AGREEMENT BY EMPLOYER PURSUANT TO PARAGRAPH 6.C. OR 6.D. OR BY EMPLOYEE PURSUANT TO PARAGRAPH 6.B., THE DAMAGES WHICH EMPLOYEE WILL SUFFER AS A RESULT THEREOF WILL BE DIFFICULT TO ASCERTAIN AND THAT THE TERMINATION PAYMENT PROVIDED FOR IN THIS PARAGRAPH 5 IS A REASONABLE ESTIMATE OF SUCH DAMAGES AND IS NOT INTENDED TO BE A PAYMENT TO PENALIZE EMPLOYER FOR SUCH TERMINATION.

                                                    -------------------
                                                    Employee's Initials

      6.    Termination.

            A. With Cause by Employer. This Agreement may be terminated at any time by Employer for cause. Any such termination shall be effective upon Employee's receipt of written notice thereof. For purposes hereof, the term "cause" shall refer to the following:

                  1. Material misrepresentation, deceit, fraud or dishonesty by Employee in connection with Employee's performance hereunder;

                  2.    Employee's  failure  or  refusal  for a period of thirty
(30) consecutive days to perform Employee's duties hereunder, including the refusal on a consistent basis to implement reasonable directives of Employer, after written notice from Employer specifying the areas in which such failure or refusal has occurred;

                  3. Employee's violation during the term of the Agreement of any provisions of federal law or state law, where such violation is punishable as a felony and/or where such violation related to Employee's veracity or honesty; or

                  4. A material breach by Employee of Employee's obligations under this Agreement.


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            B.    With Cause by Employee.  This  Agreement  may be terminated by
Employee for cause effective thirty (30) days after Employer's receipt of written notice thereof from Employee. For purposes hereof, the term "cause" shall refer to a material breach by Employer of any of its obligations under this Agreement.

            C. Termination Due to Employee's Disability. This Agreement may be terminated by either party in the event Employee suffers a physical or mental disability which in the reasonable opinion of Employer renders Employee permanently unable to perform Employee's duties under this Agreement. Employee shall be deemed to be permanently disabled in the event Employee is unable to perform Employee's duties for a period of ninety (90) consecutive days or more and such termination shall automatically be effective at the end of such ninety
(90) day period.

            D. Termination Without Cause. Either party may terminate this Agreement without cause upon written notice to the other party.

      7. Nondisclosure. During the course of employment Employee will have access to certain information not generally known to the public, Employer's competitors relating to the business of Employer, its customers, sales data, policies and procedures, marketing strategies, prices, discounts, manufacturing costs, future plans, inventions, ideas, discoveries, improvements, chemical formulations, synthesis processes, knowhow, products, specifications, processes, manufacturing techniques, procedures, equipment, trade secrets and other proprietary and confidential material (collectively, the "Confidential Information"). For purposes hereof, the Confidential Information shall specifically include locations of other properties containing Mineral or other parties seeking to sell or otherwise market the Mineral. This Confidential Information constitutes a valuable asset of Employer, access to and knowledge of which are essential to the performance of Employee's duties and, more importantly, to the viability of Employer's Business. Employee acknowledges and agrees that all such Confidential Information is and shall remain the exclusive property of Employer. Employee agrees that, except as directed by Employer, Employee will not at any time, during or after employment with Employer, use or disclose to any person, directly or indirectly, for any purpose other than for the benefit of Employer, any Confidential Information, whether prepared by the Employee or otherwise coming into the Employee's possession or control, without the prior written permission of Employer nor will Employee permit any person to have access to the Confidential Information other than as directed by Employer or in accordance with such confidentiality and limited access policies and procedures as may be developed by Employer from time to time during the term hereof. Employee agrees to keep records of all Confidential Information as directed by Employer. All such records, and any copies thereof, are and shall remain the property of Employer and shall remain on Employer's premises.

      8. Ownership of Property. Employee acknowledges and agrees that a material inducement to Employer's decision to extend to Employee employment on the terms set forth herein is the expertise of Employee, and that during the term of Employee's employment Employee will be required to utilize that expertise to further the business goals and objectives of Employer. Employee agrees that Employer owns all of the respective Confidential Information whether

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or not developed by Employee and even if made on Employee's own time and without the use of any of Employer's equipment or materials. . Employee further agrees that all such Confidential Information shall be the property of Employer regardless of whether or not patent applications are filed thereon and upon request whenever made at the expense of Employer, but without additional compensation, Employee shall assist Employer to make application for Letters Patent on any and all such inventions, applications and patents in Employer's name and shall give Employer all reasonable assistance and cooperation in preparing and prosecuting all such patent applications (including but not limited to any continuations, extensions or modifications thereof), and in perfecting, defending, and enforcing all such patent rights. Employee further agrees to promptly reveal to Employer all inventions and other Confidential Information that Employee makes or receives while employed by Employer.

      9. Possession. Employee agrees that upon the termination of Employee's employment, Employee shall turn over to Employer all Confidential Information, as applicable, then in Employee's possession or under Employee's control and any other business related documents, files, office supplies, and any other material or work product in Employee's possession or control which were created pursuant to or derived from Employee's services to Employer (even if created on Employee's own time and without the use of Employer's equipment or materials) and shall return to Employer, as applicable, any access cards, keys, passwords, codes or other means of entry and authorization held by Employee for access to the Confidential Information.

      10. Non-Circumvention. Employee recognizes and agrees that Employer have many substantial, legitimate business interests that can be protected only by Employee agreeing not to compete with Employer under certain circumstances. These interests include, without limitation, Employer's contacts and relationships with its customers, Employer's reputation and goodwill in the industry, the financial and other support afforded by Employer, and Employer's right in the Confidential Information, as applicable. Employee therefore agrees that during the term of Employee's employment with Employer, Employee will not, directly or indirectly, engage in any of the following activities:

            A. Own, operate or manage a business that engages in a Competing Business (as defined below);

            B. Work as an employee, employer, independent contractor or consultant for or with, or provide services as an employee, independent contractor or consultant under the terms of a verbal or written agreement to, any person or entity that is engaged in a Competing Business;

            C. Solicit, acquire or conduct any business from or with any of Employer's customers or potential customers (as defined below);

            D. Solicit any of the employees or independent contractors of Employer or induce any such persons to terminate their employment or contractual relationships with any such entities;


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            E.    Serve  as an  officer  or  director  of,  or  hold a  majority interest in, any entity engaged in any of the foregoing  prohibited  activities;
or

            F. Purchase in Employee's own name or in the name of any affiliate any real property or interest in real property (including but not limited to stock interest, LLC membership interest or partnership interest) that contains or may contain Mineral, or advise anyone or otherwise provide technical assistance to anyone who owns or wishes to purchase Mineral, unless approved in writing by Employer.

      For purposes of this paragraph 10, Employer's customers shall include those persons or public, private, governmental or quasi-governmental entities, to whom Employer was providing services, or had proposals outstanding for the provision of services, at the time of the termination of this Agreement. For purposes of this paragraph, a Competing Business shall be defined as any business which competes with any line of business in which Employer is engaged or in which Employee has actual knowledge Employer intends to engage at any time during the term of this Agreement or at the time of Employee's termination of employment, including, but specifically not limited to, the marketing of mineral identical or similar in nature or use to mineral(s) marketed by Employer.

      11. Saving Provision. Employer and Employee agree and stipulate that the nondisclosure agreements set out above, are fair and reasonably necessary for the protection of Employer's business, goodwill, Confidential Information, and other protectable interests, in light of all of the facts and circumstances of the relationship between Employee and Employer. In the event a court of competent jurisdiction should decline to enforce those provisions, they shall be deemed to be modified to restrict Employee to the maximum extent that the court shall find enforceable; however, in no event shall the above provisions be deemed to be more restrictive to Employee than those contained herein.

      12. Injunctive Relief. Employee acknowledges that the breach or threatened breach of any of the covenants contained in Paragraphs 7 through 10 hereof would give rise to irreparable injury to Employer which injury would be inadequately compensable in money damages. Accordingly, Employer may seek and obtain a restraining order and/or injunction prohibiting the breach or threatened breach of the nondisclosure covenants of this Agreement, in addition to and not in limitation of any other legal remedies that may be available. Employee further acknowledges and agrees that the agreements set out above are necessary for the protection of Employer's legitimate business interests and are reasonable in scope and content.

           EMPLOYEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS PARAGRAPH 12 SHALL BE CONSTRUED AS PRECLUDING EMPLOYER FROM SEEKING COMPENSATION FOR ANY AND ALL DAMAGES, INCLUDING BUT NOT LIMITED TO, DIRECT, INDIRECT AND CONSEQUENTIAL DAMAGES, SUFFERED BY EMPLOYER AS A RESULT OF THE BREACH BY EMPLOYEE OF ANY OF THE COVENANTS CONTAINED IN PARAGRAPHS 7 THROUGH 10.

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                                                    Employee's Initials


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      13.   Enforcement.  The provisions of this Agreement  shall be enforceable by each of Employer and Employee notwithstanding the existence of any claim or cause of action against the party seeking to enforce the same brought by the party against whom enforcement is sought, whether predicated on this Agreement or otherwise.

      14. Governing Law. The Agreement shall be construed in accordance with the laws of the State of California. Venue for any action shall be in Orange County, California.

      15. Legal Expense. The prevailing party in any action to enforce this Agreement shall be entitled to recover from the other party reasonable sums as attorney fees and expenses in connection with such action, including appeal.

      16. Waiver of Breach. The waiver of any breach of any provision of this Agreement or failure to enforce any provision hereof shall not operate or be construed as a waiver of any subsequent breach by any party.

      17. Modification. This Agreement may be modified, supplemented and/or amended only by a writing that is signed by both Employer and Employee.

      18. Entirety. This Agreement, as it may be so amended, represents the complete and final agreement of the parties with respect to the subject matter hereof and shall control over any other statement, representation or agreement by Employer. This Agreement shall, however, to the extent possible, be read in a manner consistent with any provision of any policy manuals or handbooks now or hereafter developed by Employer which contain terms of employment not specifically addressed herein.

      19. Survival. The provisions of paragraphs 7-14 of this Agreement shall survive the termination of employment, however caused.

      20. Captions. The captions of this Agreement are for convenience of reference only and shall not be deemed to define or limit any of the terms hereof.

      21. Gender. As used in this Agreement, masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever and wherever the context so dictates.

      22. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, successors, personal representatives and assigns, including but not limited to, any successor by acquisition or merger to the Employer.

      23. Further Assurances. The parties to this Agreement shall execute and deliver any documents or instruments in addition to those described in this Agreement that are necessary or appropriate to carry out the terms hereof.


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      24.   Notices.  Any notice,  request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission (if confirmed verbally or in writing by mail as aforesaid), to the following address:

            To Employer:       VitroTech Corporation
                               5 Hutton Centre Dr., #700
                               Santa Ana, CA 92707
                               Attn: Jess Rae Booth
                               Phone: (714) 708-4700
                               Fax: (714) 708-4701

            To Employee:       Michael D. Handelman
                               _________________________
                               _________________________
                               Phone:___________________

      Notice shall be deemed given three (3) business days after deposit in the mail, on the next day if sent by overnight courier and on receipt if sent by facsimile (and confirmed verbally or by mail as aforesaid). Any party may change its address for notice purposes by written notice delivered in accordance with the terms hereof.

      25. No Personal Liability. No officer, director, manager, member, attorney or any other party, including any entity owned in whole or in part by any member or manager of Employer or any Company, shall have any personal liability for the obligations of Employer being created pursuant to this Agreement. IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date set out above.


EMPLOYER:
VitroTech Corporation

By:_________________________________
   Jess Rae Booth

   Its: CEO


EMPLOYEE:
Michael D. Handelman

By:_________________________________

   Social Security #


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                                    EXHIBIT A
                              MICHAEL D. HANDELMAN
                             CHIEF FINANCIAL OFFICER

MISSION STATEMENT: TO PROVIDE FINANCIAL LEADERSHIP IN THE PLANNING, MANAGEMENT AND CONTROL OF THE OPPORTUNITIES PRESENTED TO THE COMPANY AND THE ONGOING MANAGEMENT OF THE COMPANY'S RESOURCES. TO STRIVE FOR EXCELLENCE IN THE FINANCIAL INFORMATION PROVIDED THROUGHOUT THE ORGANIZATION, TO ITS SUBSIDIARIES AND VENTURE RELATIONSHIPS, AND TO THE COMPANY'S SHAREHOLDERS AND OTHER INTERESTED FINANCIAL PARTIES.

                           DUTIES AND RESPONSIBILITIES

1. SERVE AS A KEY MEMBER OF THE EXECUTIVE TEAM AND PROVIDE FINANCIAL LEADERSHIP, GUIDANCE, AND ANALYSIS.

2. DIRECT FINANCE AND ACCOUNTING STAFF TO SUPPORT CORPORATE STRATEGIES, PROFITABILITY AND COST EFFICIENT OPERATIONS.

3. OVERSEE FINANCIAL REPORTING AND ASSURE COMPLIANCE WITH SEC REGULATIONS AND FASB ACCOUNTING STANDARDS, PROVIDING APPROPRIATE FINANCIAL INFORMATION FOR STAKEHOLDERS.

4. OVERSEE ANNUAL OPERATING BUDGET, PROFIT PLANNING AND FORECASTS INCLUDING PERFORMANCE MEASUREMENT.

5. ESTABLISH AND MAINTAIN ACCOUNTING POLICIES AND PROCEDURES.

6. COORDINATE THE ANNUAL OUTSIDE AUDIT.

7. PROVIDE FINANCIAL GUIDANCE IN ACQUISITIONS, MERGERS, JOINT VENTURES, ETC.

8. MAINTAIN BANKING AND OTHER FINANCIAL INSTITUTIONAL RELATIONSHIPS, AS WELL AS OVERSIGHT FOR CASH MANAGEMENT.

9. PROVIDE LEADERSHIP AND MANAGEMENT DIRECTION FOR INFORMATION SYSTEMS TO INCLUDE PLATFORM SELECTION AND IMPLEMENTATION.

10. SUPPORT INVESTOR RELATIONS AND SHAREHOLDER COMMUNICATIONS.

11. OVERSEE HUMAN RELATIONS, BENEFIT PLANS AND RISK MANAGEMENT FOR COMPANY.

12. DEVELOP AND OVERSEE SHORT AND LONG RANGE COMPANY STRATEGIES FOR GROWTH AND VALUE ENHANCEMENT, TO INCLUDE CAPITAL STRATEGIES (DEBT VS. EQUITY).

13. COMPLETE SUCH ADDITIONAL DUTIES AS ARE ASSIGNED BY COMPANY.


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                                    EXHIBIT B

                            COMPENSATION FOR EMPLOYEE


MONTHLY COMPENSATION -  THIRTEEN  THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($13,750)
                        PER MONTH. MONTHLY COMPENSATION SHALL BE PRORATED FOR THE PERIOD COMMENCING WITH EMPLOYMENT AND ENDING DECEMBER 31, 2004.

CAR ALLOWANCE -         FIVE HUNDRED  DOLLARS  ($500) PER MONTH.  CAR  ALLOWANCE
                        SHALL  BE  PRORATED  FOR  THE  PERIOD   COMMENCING  WITH
                        EMPLOYMENT AND ENDING DECEMBER 31, 2004.

TERM OF EMPLOYMENT -    JULY 26, 2004 THROUGH DECEMBER 31, 2004.

STOCK OPTION GRANT -    YOU WILL BE ELIGIBLE FOR  PARTICIPATION IN THE VITROTECH
                        CORPORATION 2004 STOCK OPTION PLAN [QUALIFIED  INCENTIVE
                        STOCK OPTION PLAN] (THE "PLAN") WITH AN INITIAL GRANT OF
                        OPTIONS (THE "OPTION") AS FOLLOWS: AN OPTION TO PURCHASE
                        FIFTY THOUSAND (50,000) SHARES OF VITROTECH  CORPORATION
                        COMMON  STOCK WILL BE GRANTED  EFFECTIVE AS OF THE LATER
                        OF (1) THE DATE OF  APPROVAL  OF THIS GRANT BY THE BOARD
                        OF DIRECTORS, OR THE COMMITTEE (AS DEFINED IN THE PLAN),
                        OR (2) YOUR  EMPLOYMENT  START DATE (THE "GRANT  DATE").
                        THE  OPTION  WILL  HAVE A TERM OF 10  YEARS  AND WILL BE
                        EXERCISABLE AT A PRICE EQUAL TO THE FAIR MARKET VALUE OF
                        THE COMMON STOCK OF VITROTECH  CORPORATION  ON THE GRANT
                        DATE. THE OPTION WILL VEST 1/3 ON THE FIRST  ANNIVERSARY
                        OF YOUR  EMPLOYMENT  START  DATE  AND 1/3 ON EACH OF THE
                        FOLLOWING  ANNIVERSARIES  OF YOUR EMPLOYMENT START DATE;
                        PROVIDED  THAT YOU  CONTINUE  IN THE  EMPLOYMENT  OF THE
                        COMPANY  ON EACH  SUCH  ANNIVERSARY.  THE  OPTION  GRANT
                        HEREUNDER  IS  SUBJECT  TO  FILING  AND  DELIVERY  OF  A
                        DEFINITIVE  INFORMATION STATEMENT TO THE SHAREHOLDERS OF
                        VITROTECH CORPORATION AND DISCLOSING THE ADOPTION OF THE
                        PLAN. SHOULD A DEFINITIVE  INFORMATION  STATEMENT NOT BE
                        FILED  AND  DELIVERED  WITHIN  ONE  YEAR OF THE  DATE OF
                        ADOPTION  OF THE  PLAN,  THIS  OPTION  WOULD BE  GRANTED
                        OUTSIDE OF THE PLAN AND WOULD BE SUBJECT TO THE INTERNAL
                        REVENUE SERVICE RULES FOR NON-QUALIFIED PLANS.

CPE- THE COMPANY WILL REIMBURSE FOR EXPENSES INCURRED BY EMPLOYEE TO MAINTAIN CERTIFIED PUBLIC ACCOUNTANCY LICENSE TO INCLUDE CONTINUING EDUCATION, IF REQUIRED BY THE STATE OF CALIFORNIA. THIS WILL ALSO INCLUDE THE REQUIRED TIME OFF TO ATTEND SUCH EDUCATION COURSES.


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Employee's Initials

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INCENTIVE
 COMPENSATION -         TO BE  DETERMINED BY THE  COMPENSATION  COMMITTEE OF THE
                        BOARD OF DIRECTORS. IT IS ANTICIPATED THAT THE INCENTIVE
                        COMPENSATION  THAT YOU WOULD BE ELIGIBLE TO  PARTICIPATE
                        IN WOULD  INCLUDE  EITHER A CASH BONUS OR A STOCK OPTION
                        PLAN OR A COMBINATION OF BOTH. THE ANTICIPATED DESIGN OF
                        THE  INCENTIVE  COMPENSATION  PLAN IS  EXPECTED  TO BE A
                        RANGE OF PERCENTAGES OF MONTHLY COMPENSATION WHEREBY THE
                        BOTTOM  AND  TOP OF THE  RANGE  WOULD  BE  KEYED  TO THE
                        OVERALL FINANCIAL  PERFORMANCE OF VITROTECH  CORPORATION
                        AS WELL.  THAT IS TO SAY,  THAT THE BETTER  THE  OVERALL
                        FINANCIAL PERFORMANCE  VITROTECH,  THE LARGER THE AMOUNT
                        OF  INCENTIVE  COMPENSATION  THAT  WOULD BE PAID.  IT IS
                        ANTICIPATED  THAT THE PRECISE  DETAILS OF THE ABOVE PLAN
                        WOULD BE CLEAR BY THE END OF THE THIRD  QUARTER  OF 2004
                        AS DETERMINED BY THE BOARD OF DIRECTORS.

VACATION -              THREE  WEEKS  (120  HOURS) PER YEAR.  VACATION  SHALL BE
                        PRORATED FOR THE PERIOD  COMMENCING  WITH EMPLOYMENT AND
                        ENDING DECEMBER 31, 2004.






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Employer's Initials Form 10-QSB 2004 Q3 Ex 10.5 Employment Agreement (Handelman)
Employee's Initials